CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-8 of KonaTel, Inc. of our report dated April 6, 2021, relating to our audits of the December 31, 2020 and 2019 financial statements, incorporated by reference in the Prospectus, which is part of this Registration Statement.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

August 25, 2021